    As filed with the Securities and Exchange Commission on January 5, 1999

================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
               _________________________________________________
                            REGISTRATION STATEMENT
                                  ON FORM S-8
                                     Under
                          THE SECURITIES ACT OF 1933


                           ONHEALTH NETWORK COMPANY
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

     WASHINGTON                                        7372                        41-1686038
(State of incorporation or organization)     Primary Standard Industrial     (IRS Employer Identification No.)
                                             Classification Code Number

                         808 HOWELL STREET, SUITE 400
                           SEATTLE, WASHINGTON 98101
                                (206) 583-0100
--------------------------------------------------------------------------------
  (Address, including zip code, and telephone number including area code, of registrant's principal executive office)

                   ROBERT N. GOODMAN, CHIEF EXECUTIVE OFFICER
--------------------------------------------------------------------------------
                         808 HOWELL STREET, SUITE 400
                           SEATTLE, WASHINGTON 98101
                                (206) 583-0100
--------------------------------------------------------------------------------
             (Address of registrant's Principal Executive Offices)

                ONHEALTH NETWORK COMPANY 1997 STOCK OPTION PLAN
                           (Full title of the plan)
                   ________________________________________
                               MICHAEL D. CONWAY
                                VICE PRESIDENT
                         808 HOWELL STREET, SUITE 400
                           SEATTLE, WASHINGTON 98101
                  __________________________________________
                    (Name and address of agent for service)

                       Copies of all communications to:

                                C. Kent Carlson
                           Christopher H. Cunningham
                           Preston Gates & Ellis LLP
                         5000 Columbia Seafirst Center
                               701 Fifth Avenue
                              Seattle, WA  98104
                                (206) 623-7580

 Title of each class                              Proposed Maximum        Proposed Maximum
 of securities to be        Amount to be         offering price per      aggregate offering          Amount of
    registered               registered                share*                  price*            registration fee*
 --------------------       -------------       -------------------      ------------------      ------------------
Common shares par
  value $.01                 1,750,000               $4.3125                $7,546,875               $2,098.03
                             ---------

     *ESTIMATED PURSUANT TO RULE 457(C) SOLELY FOR PURPOSES OF CALCULATING AMOUNT OF REGISTRATION FEE, BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES REPORTED ON DECEMBER 29, 1998, AS REPORTED ON THE NASDAQ STOCK MARKET.

    The Exhibit Index appears after the Signature Page of this Registration
                                   Statement.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the OnHealth Network Company 1997 Stock Option Plan are available without charge by contacting:

                               MICHAEL D. CONWAY
                                VICE PRESIDENT
                         808 HOWELL STREET, SUITE 400
                           SEATTLE, WASHINGTON 98101

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The Company hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or either the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or the Company's effective Registration Statement on Form 10 filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's document referred to in (a) above.

     (c) The description of the Company's common stock, which is contained in a Registration Statement of the Company filed on Form S-3, dated December 31, 1998, registration number 333-69989.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the Shares offered hereby will be passed upon for the Company by Preston Gates & Ellis LLP, 5000 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104.

Item 6.   Indemnification of Directors and Officers.

     Article XII of the Articles of Incorporation of the Company authorizes the Company to indemnify any present or former director or officer to the fullest extent not prohibited by the Washington Business Corporation Act, public policy or other applicable law. Chapter 23B.8.510 and .570 of the Washington Business Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act. The directors and officers of the Company are entitled to indemnification by the Selling Shareholders against any cause of action, loss, claim, damage, or liability to the extent it arises out of or is based upon the failure of the Selling Shareholder (or his donees, legatees, or pledgees) to comply with the Prospectus delivery requirements under the federal securities laws or any applicable state securities laws or upon any untrue statement or alleged untrue statement or omission or alleged omission made in this Registration Statement and the Prospectus contained herein, as the same shall be amended or supplemented, made in reliance upon or in conformity with written information furnished to the Company by such Selling Shareholder.

In addition, the Company maintains directors' and officers' liability insurance under which its directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

     The Exhibits to this registration statement are listed in the Index to Exhibits on page 7.

Item 9.   Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 4th day of January, 1999.

                                        ONHEALTH NETWORK COMPANY

                                        \s\ Robert N. Goodman
                                        ----------------------------------
                                        Robert N. Goodman
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert N. Goodman, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURES                                 TITLE
---------------------------------        ------------------------------

     \s\ Robert N. Goodman               President, Chief Executive Officer,
  --------------------------
     Robert N. Goodman                   Director (Principal Executive Officer)


     \s\  Michael D. Conway              Controller, Vice President and
  --------------------------
     Michael D. Conway                   Secretary (Principal Financial and
                                         Accounting Officer)

     \s\  Michael A. Brochu              Chairman of the Board of Directors
  --------------------------
     Michael A. Brochu

     \s\  Ann Kirschner
 --------------------------
     Ann Kirschner                       Director

     \s\  Ram Shriram
 --------------------------
      Ram Shriram                        Director

     \s\  Rick Thompson                  Director
 --------------------------
      Rick Thompson

                               INDEX TO EXHIBITS

Exhibit Number                      Description
--------------                      -----------

     4.1 Amended and Restated Articles of Incorporation of the registrant. (Incorporated by reference to the Form S-3 of the Registrant, filed december 31, 1998, 333-69989)

     4.2 By-laws of the registrant. (Incorporated by reference to the Form S-3 of the Registrant, filed december 31, 1998, 333-69989)

     5                   Opinion of Counsel regarding legality

     23.1                Consent of Independent Auditors

     23.2                Consent of Counsel (included in Exhibit 5)

     24                  Power of Attorney (Contained within Signature Page)